UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024 (the “Effective Date”), AdaptHealth Corp. (the “Company”) entered into a new employment agreement (the “CTO Employment Agreement”) with Albert Prast, the Company’s Chief Technology Officer. The CTO Employment Agreement supersedes Mr. Prast’s existing employment agreement, dated July 24, 2023, and will govern the terms of his employment from and after the Effective Date. Pursuant to the terms of the CTO Employment Agreement, Mr. Prast is entitled to receive an annual base salary of $450,000 and is eligible to receive a target annual incentive bonus equal to 100% of his base salary, with the actual bonus payable in respect of any year based upon the achievement of annual company and individual performance objectives for such fiscal year (the “Annual Bonus”). Commencing in 2025, Mr. Prast will also be eligible for additional equity awards under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, as amended and/or restated from time to time.

Pursuant to the CTO Employment Agreement, if Mr. Prast’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Prast for “good reason” (as such terms are defined in the CTO Employment Agreement) (either such termination, a “qualifying termination”), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), Mr. Prast will be entitled to (i) any earned but unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, (ii) continued payment of his then-current base salary for a period of 18 months following such date of termination, (iii) if such qualifying termination occurs on or after April 1 of the applicable year of termination, a prorated Annual Bonus payable in respect of the calendar year of such termination based on actual performance and (iv) up to 18 months’ continuation of health insurance coverage pursuant to COBRA at the same rate which applies for active employees.

In connection with the CTO Employment Agreement, Mr. Prast also entered into a new restrictive covenant agreement, which includes a non-compete covenant that applies during employment and for 18 months thereafter, non-solicit covenants that apply during employment and for 24 months thereafter, and indefinite confidentiality, non-disparagement, publicity, and invention assignment covenants.

The foregoing description of the CTO Employment Agreement is qualified in its entirety by reference to the full text of the CTO Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between AdaptHealth Corp. and Albert Prast, dated October 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 30, 2024

AdaptHealth Corp.

By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	General Counsel